Exhibit 10.6

ATLAS AIR WORLDWIDE HOLDINGS, INC.

AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS

This amendment (this “Amendment”) is entered into as of July 1, 2019, by and between Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”) and _________ (the “Employee”).

WHEREAS, the Employee was previously granted restricted stock units pursuant to the Restricted Stock Unit Agreements dated as of March 9, 2017, March 8, 2018, and February 27, 2019 (each, a “Specified RSU Agreement”); and

WHEREAS, the parties hereto wish to amend each Specified RSU Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend each Specified RSU Agreement as follows:

1.	Section 2(b) shall be replaced in its entirety with the following:
“(b)	Death, Disability, Termination by Employee due to Good Reason or Involuntary Termination not for Cause.

(1) In the event of the termination of the Employee’s Employment (i) due to death, (ii) by the Company by reason of the Employee’s Disability (as defined below), (iii) by the Employee for Good Reason (as defined below), or (iv) by reason of an involuntary termination by the Company not for Cause (as defined below), in each case occurring after the date hereof and before the occurrence of a Change in Control of the Company (as defined below), the Award shall become immediately and fully vested and shares of Stock will be delivered, subject to Section 2(d), as soon as practicable following such termination of Employment, but no later than March 15 of the subsequent year.”

(2)  Definitions. For purposes of this Agreement:

(a)

A termination of Employment shall be deemed to be by reason of “Disability” if immediately prior to such termination of Employment, the Employee shall have been continuously disabled from performing the duties assigned to the Employee for a period of not less than six consecutive calendar months, in which case such Disability shall be deemed to have commenced on the date following the end of such six consecutive calendar month period.

(b)

“Good Reason” means (i) a material reduction in the Employee’s annual base salary, percentage target bonus opportunity, or target long-term incentive award opportunity, in each case as then in effect, or other material benefits provided to officers of the Company, except where such reduction is part of a general reduction in salary or benefits by the Company or (ii) a material reduction in the Employee’s title or job responsibilities; provided, however, that the Employee will be treated as having resigned due to Good Reason only if he or she provides the Company with a notice of termination within 90 days of the initial existence of one of the conditions described above, following which the Company shall have 30 days from the receipt of the notice of termination to cure the event specified in the notice of termination and, if the Company fails to so cure the event, the Employee must terminate his or her Employment not later than 30 days following the end of such cure period.”

2.Section 2(c)(2)(c) shall be replaced in its entirety with the following:

“Change in Control of the Company” shall mean the occurrence of any of the following:

(i)any “person” (as used herein, as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof) or “group” (as used herein, as defined in Section 13(d) of the Exchange Act), acquires ownership or beneficial ownership of Company securities that, together with securities held by such person or group, constitutes more than 50% of the total fair market value of the issued and outstanding shares or the total voting power of  the Company;

(ii)any “person” or “group,” during the 12-month period ending on the date of the most recent acquisition by such “person” or “group” acquires ownership of Company securities that constitute 30% or more of the total fair market value of the issued and outstanding shares or the total voting power of  the Company;

(iii)the replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the appointment or election;

(iv)the acquisition by a person or group, during the 12-month period ending on the date of the most recent acquisition by such person or group, of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company; or

(v)the consummation of a complete liquidation or dissolution of the Company.

For purposes of determining whether a Change in Control of the Company has occurred (i) shares of the Company received upon conversion of an option or warrant is considered to be an acquisition of shares of the Company and (ii) in the event the persons who were beneficial owners of Company shares immediately prior to the consummation of a merger, share exchange, business combination or other similar corporate transaction continue to beneficially own, directly or indirectly, more than 50% of total fair market value of the issued and outstanding shares or the total voting power of the Company (including a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such consummation of such transaction, such transaction shall not constitute a Change in Control of the Company.

Notwithstanding anything to the contrary herein, with respect to any amounts payable hereunder that constitute deferred compensation for purposes of Section 409A, such payment or settlement may accelerate upon a Change in Control of the Company for purposes of this Amendment and the Plan only if such Change in Control of the Company also constitutes a “change in control event” (as that term is defined at Section 1.409A-3(i)(5) of the Treasury Regulations) (it being understood that vesting of amounts payable hereunder may accelerate upon a Change in Control of the Company, even if payment of such amounts may not accelerate pursuant to this sentence).

3.The term “Good Reason” defined in Section 2(c)(2)(d) shall be changed to “Change in Control Good Reason” and the reference to “Good Reason” in the definition of “Change in Control Termination” in each Specified RSU Agreement shall be deemed to refer to “Change in Control Good Reason.”

4.Defined Terms. Any capitalized term that is not defined herein shall have the meaning set forth in the applicable Specified RSU Agreement. For the avoidance of doubt, to the extent that any capitalized term herein conflicts or is inconsistent with any defined term in a Specified RSU Agreement or the Plan, the meaning of the capitalized term as defined in this Amendment will govern.

5.Continued Validity of Each Specified RSU Agreement. Except as amended and superseded by this Amendment, each Specified RSU Agreement will remain in full force and effect, and will continue to bind the parties hereto and will remain unaffected by this Amendment. To the extent that the terms of this Amendment conflict or are inconsistent with the terms of a Specified RSU Agreement, the terms of this Amendment will govern.

6.Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original, and all such counterparts when taken together will constitute one and the same original.

[SIGNATURE PAGES FOLLOW AS SEPARATE PAGES]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Restricted Stock Unit Agreements as of the date first above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:

Name:	William J. Flynn

Title:  Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Restricted Stock Unit Agreements as of the date first above written.

[Name]